Exhibit 99.1

Contact:	Bob Kneeley
Vice President, Investor Relations
(303) 495-1245
Bob.kneeley@evhc.net

ENVISION HEALTHCARE ANNOUNCES ORGANIZATIONAL CHANGES TO ALIGN
SENIOR LEADERSHIP STRUCTURE WITH PHYSICIAN-CENTRIC STRATEGY

Karey Witty, Former CEO of Corizon Health, Joins in New Role of Chief Operating Officer

Kevin Eastridge Appointed CFO on Retirement of Claire Gulmi

Brian Jackson to Succeed Robert Coward as President of Physician Services

NASHVILLE, Tenn. & GREENWOOD VILLAGE, Colo. - (September 18, 2017) - Envision Healthcare Corporation (“Envision” or the “Company”) (NYSE: EVHC) today announced organizational changes, including a realignment of the senior leadership structure under Christopher A. Holden, Envision’s President and Chief Executive Officer, to reflect the Company’s focus on its physician-centric strategic plan.

As part of its ongoing efforts to enhance its scale, physician-centric strategy and operational excellence, Envision has created the new role of Executive Vice President and Chief Operating Officer. The Executive Vice President and Chief Operating Officer will report directly to Mr. Holden, with responsibility for Envision’s Physician Services and Ambulatory Surgery service lines. In addition, Envision announced the implementation of succession plans for its current Chief Financial Officer, Claire Gulmi, and President of Physician Services, Robert Coward.

As a result of these changes:

•
Karey Witty, a veteran healthcare executive with more than 25 years of experience in various executive, financial, and operational leadership positions, has been appointed to the new role of Executive Vice President and Chief Operating Officer, effective October 2, 2017.

•
Kevin Eastridge, currently Chief Accounting Officer, will succeed Ms. Gulmi as Chief Financial Officer, also effective October 2, 2017. Thereafter, Ms. Gulmi will be employed as an advisor to the Company for one year to assist with the transition of her responsibilities to Mr. Eastridge. Kenneth Zongor, currently Senior Vice President - Financial Reporting, will succeed Mr. Eastridge as Chief Accounting Officer, effective October 2, 2017.

•
Brian Jackson, currently Chief Operating Officer for the Physician Services Group, will succeed Mr. Coward as President of Physician Services, effective October 2, 2017. Mr. Coward’s decision to resign is related to his desire to pursue new opportunities and not the result of a disagreement with the Company on any matter relating to the Company’s operation, policies or practices. Mr. Coward has agreed to be available for a period of 60 days to assist with transition efforts.

“We are excited about the progress we’ve made since closing the transformational combination of Envision and AMSURG, a merger that has advanced our physician-centric strategy,” said Christopher A. Holden, President and CEO of Envision. “Today’s announcement reflects a comprehensive evaluation of options to select the most effective management structure for our business, as well as the results of a robust search process. I am grateful for the contributions made by our leaders and team members at every level of our organization. These leadership appointments will advance the strategic evolution of the Company and ensure timely continuity of leadership. I am pleased that, as we implement this new organizational structure, we are able to draw on a deep bench of talented leaders and attract the experiences and perspectives of seasoned healthcare executives.

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Envision Healtthcare Announces Organizational Change to Align Senior Leadership Structure With Physician-Centric Strategy

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“On behalf of the entire Envision team, I would like to thank Claire for her tireless efforts and strong financial leadership through a period of significant growth and transformation from an operator of ambulatory surgery services to a leading diversified healthcare services organization. We wish Claire the best in her well-earned retirement, and are thankful for her continued guidance during the transition period. I would also like to thank Bob for his work to position Physician Services for continued growth and success.”

Karey Witty
Mr. Witty, 53, brings more than 25 years of healthcare expertise and leadership, and most recently served as Chief Executive Officer of Corizon Health, Inc., the leading provider of correctional healthcare services in the United States. At Corizon, Mr. Witty engineered an organizational turnaround that focused on achieving operational excellence. Prior to joining Corizon, Mr. Witty served as CFO for Nashville‐based naviHealth, Inc., which provides services to approximately two million patients across the post‐acute continuum. Mr. Witty also served as CFO of HealthSpring from 2009 until its acquisition by CIGNA in 2012, a time of significant change in its managed care offerings. He was with Centene Corporation for eight years, including six years as CFO and one year as Chief Executive Officer of its Health Plan Business unit.

Mr. Holden commented, “We look forward to leveraging Karey’s extensive leadership and management experience developed during his time as CEO of Corizon and, previously, as CFO of naviHealth. We have no doubt we will benefit immediately from his fresh perspective and extensive knowledge of payor and provider dynamics. I look forward to working with Karey and the rest of our team to enhance operational excellence, execute our unique strategy and drive value for shareholders.”

Kevin Eastridge
Mr. Eastridge, 52, currently serves as Senior Vice President and Chief Accounting Officer for Envision. Prior to the merger creating today’s Envision, Mr. Eastridge served as Senior Vice President of Finance at AMSURG Corp. from July 2008 through November 2016 and as Chief Accounting Officer from July 2004 through November 2016. Mr. Eastridge served in various capacities with AMSURG from March 1997 through July 2004, including Vice President of Finance and Controller. During his time with the Company, Mr. Eastridge has been a key executive in its strategic transformation into a diversified healthcare services organization, including several transactions that include the merger creating today’s Envision.

Mr. Holden commented, “Kevin is a proven leader who has been instrumental in helping develop and implement our vision of the new Envision, including important capital structure allocation to create value for our shareholders. He has been a trusted and highly effective leader throughout his 20-year tenure with the Company. He is the ideal person to step into the CFO role, as his deep experience and intimate knowledge of our company will be critical as we continue to execute on the strategic initiatives underway to solidify our position as the trusted partner for payors, providers, health systems, and their communities.”

Brian Jackson
Mr. Jackson, 54, currently serves as Chief Operating Officer for Physician Services, and served as Chief Operating Officer for AMSURG’s Sheridan division prior to the merger with Envision. Prior to joining Sheridan in 2014, Mr. Jackson served as Division Vice President at DaVita Healthcare Partners, Inc. and as Senior Vice President of National Markets for Cardinal Health, Inc. Mr. Jackson also had a distinguished career as a US Army attack helicopter pilot in Germany and Saudi Arabia.

Mr. Holden commented, “Brian’s balance of development and operations experience makes him ideally suited for this role as President of Physician Services. Drawing on his significant experience in developing and managing teams to drive margins and growth at DaVita and Cardinal Health, Brian has contributed to improved operational execution of the Company’s largest business line during the past three years as COO of Physician Services. As COO, Brian worked closely with the executive leadership team to help drive our growth strategy and has shown a readiness and ability to successfully lead key initiatives at Envision. His expertise and insight into our business will enable us to continue our momentum in Physician Services and capitalize on the many opportunities that lie ahead.”

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Envision Healtthcare Announces Organizational Change to Align Senior Leadership Structure With Physician-Centric Strategy

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About Envision Healthcare Corporation
Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At June 30, 2017, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 47 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. As a market leader in ambulatory surgical care, the Company owns and operates 263 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net.

Forward-Looking Statements
Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, industry trends, and all statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the completion of its merger with AMSURG; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; and (x) other circumstances beyond the Company’s control.

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